Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	June 21, 2016

Joint Filer Information
Joint Filers:

1. Name:                          Matthew Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

2. Name:                          Bennett Lindenbaum
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

3. Name:                          Basswood Capital Management, L.L.C.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

4. Name:                          Basswood Financial Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

5. Name:                          Basswood Financial Fund, Inc.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

6. Name:                          Basswood Financial Long Only Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

7. Name:                          BCM Select Equity I Master, Ltd.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

8. Name:                          Basswood Opportunity Fund, Inc.
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

9. Name:                          Basswood Enhanced Long Short Fund, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022

10. Name:                        Basswood Opportunity Partners, LP
Address: c/o Basswood Capital Management, LLC
645 Madison Avenue, 10th Floor
New York, NY 10022